EXHIBIT 10.39

KEY EMPLOYEE COVENANTS AGREEMENT

                                                                         "Employee"
(PRINT NAME)

Nu Skin Enterprises, Inc. and its affiliated companies ("Company") operate in highly competitive direct sales, multilevel marketplace competing for product market share as well as recruitment and retention of independent distributors.  The success of Company depends on maintaining a competitive edge in this industry through the introduction of innovative products and attracting and retaining distributors. Accordingly, as a condition of and in consideration of employment or continued employment with Company, the parties hereby acknowledge and agree as follows.

1.
Conflict of Interest:  During employment with Company, Employee shall not have any personal interest that is incompatible with the loyalty and responsibility owed to the Company.  Employee must discharge his/her responsibility solely on the basis of what is in the best interest of Company and independent of personal considerations or relationships. Employee shall maintain impartial relationships with vendors, suppliers and distributors. Should Employee have any questions regarding this matter, Employee should consult with his/her director or supervisor.  If any conflict of interest or potential conflict of interest arises, the Employee must notify his director or supervisor and seek an appropriate waiver or resolution of such conflict of interest. Although it is difficult to identify every activity that might give rise to a conflict of interest, and not by way of making an all-inclusive list, the following provisions apply to common areas for potential conflicts of interests:

1.1
Related Party Transactions.  Employees should not have a direct or indirect ownership or financial interest in vendors of Company nor any company doing or seeking to do business with Company. Employees should also not have a financial or other interest in any transaction involving the Company.  In the event such a conflict arises, the Employee must notify his/her director or supervisor and the Company many not do business with such vendor or enter into any such transaction unless it has been approved in accordance with the Company's policy with respect to related party transactions.

1.2
Non-Competition.  Employee shall not provide services to, or have a direct or indirect ownership in, any company which competes with Company in any product category or any direct selling or multilevel marketing company; provided, however, Employee may own publicly-traded securities of a company's whose securities are publicly traded on either the NYSE, American or NASDAQ stock exchanges if the Employee's ownership interest is less than 1% of the total outstanding securities of such company.

1.3
Other Employment.  Employee shall not perform services of any kind for any entity doing or seeking to do business with Company. As to employment with or service to another company, Employee shall not allow any such activity to detract from his/her job performance, use Company's time, resources, or personnel, or require such long hours to affect his/her physical or mental effectiveness.

1.4
Distributorships.  While employed by Company and for a period of three (3) months after termination of an employment relationship with Company, Employee shall not directly or indirectly own any interest in a Company distributorship.  Additionally, during the course of employment, neither the Employee, nor the Employee's spouse or an immediate family member living in the same household shall own any interest in, or otherwise be associated with, a Company distributorship or any other multilevel distributorship.  Employee's spouse or immediate family member living in the same household will not, without the prior written consent of the Company, own any interest in, or otherwise be affiliated with, another direct sales distributorship or be employed by another direct sales or multilevel marketing company.  Any pre-existing ownership interests or employment covered in this paragraph must be disclosed to the Company at the time of the execution of this Agreement.  Employee shall disclose to his/her immediate director or supervisor any and all areas posing a potential or actual conflict of interest.  Said disclosure shall be made as promptly as possible after such conflict arises.

2.	Work Product:
2.1
Company shall have the sole proprietary interest in the work product of Employee created  during his/her employment with Company ("Work Product"), and Employee expressly assigns to Company or its designee all rights, title and interest in an to all copyrights, patents, trade secrets, improvements, inventions, sketches, models and all documents related thereto, manufacturing processes and innovations, special calibration techniques, software, service code, systems designs and any other Work Product developed by Employee, either solely or jointly with others, where said Work Product relates to any business activity or research and development activity in which Company is involved or plans to be involved at the time of or prior to Employee's creating such Work Product, or where such Work Product is developed with the use of Company's time, material, or facilities; and Employee further agrees to disclose any and all such Work Product to Company without delay.

2.2
Employee will promptly disclose to the Company all Work Product, whether or not patentable or registrable under patent, copyright or similar statutes, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the period of his/her employment that (i) at the time of conception or reduction to practice are related to the actual or demonstrably anticipated business of the Company, (ii) result from tasks performed by Employee for the Company, or (iii) are developed on any amount of the Company's time or result from the use of premises or property (including computer systems and engineering facilities) owned, leased, or contracted for by the Company (collectively, "Inventions").

3.	Non-Disclosure and Assignment:

3.1
Employee acknowledges that during the term of employment with Company he/she may develop, learn and be exposed to information about Company and its business, including but not limited to formulas, business plans, financial data, vendor lists, product and marketing plans, distributor lists, and other trade secrets which information is secret, confidential and vital to the continued success of Company ("Confidential Information").  All Confidential Information and/or Inventions, as well as all intellectual property rights therein, shall be the sole property of the Company.  Employee hereby assigns and agrees to assign to the Company any rights he or she may have or acquire in such Confidential Information and/or Inventions.

3.2
During and after Employee's employment, Employee shall hold the Confidential Information and/or Inventions in confidence and shall protect them with utmost care. Employee shall not disclose, copy, remove the Company's premises, or permit any person to disclose or copy any of the Confidential Information and/or Inventions, and Employee shall not use any of the Confidential Information and/or Inventions, except as necessary to perform his/her duties as an employee of Company.  In the event that Employee has or has had access to any confidential information belonging to any third party, including but not limited to any of Employee's previous employers, Employee shall hold all such confidential information in confidence and shall comply with the terms of any and all agreements between Employee or Company and the third party with respect to such confidential information.

3.3
This Agreement will not be interpreted to prevent the use or disclosure of information that (i) is required by law to be disclosed, but only to the extent that such disclosure is legally required, (ii) becomes a part of the public knowledge other than by a breach of an obligation of confidentiality, or (iii) is rightfully received from a third party not obligated to hold such information confidential.

3.4
Upon Company's request, and in any event upon termination of Employee's employment for any reason, Employee shall promptly return to Company all materials in his/her possession or control that represent, contain or reasonably could contain Confidential Information and/or Inventions, including but not limited to documents, drawings, diagrams, flow charts, computer programs, memoranda, notes, and every other medium, and all copies thereof.

3.5
During and after Employee's employment, regardless of the circumstances of Employee's termination, Employee shall not communicate to, or use for his/her benefit, or for the benefit of any person, firm, or other entity, without the prior approval of the Company, any Confidential Information or information about Inventions; provided, however, that Employee may communicate such information as required pursuant to law or as necessary or appropriate in connection with any suit or action, or any potential suit or action, brought by Employee against the Company in connection with his/her employment relationship with the Company.  Employee will return to Company all Company-owned materials including, without limitation, computer and office equipment, supplies and internal Company manuals, customer lists and information, and marketing materials.

4.
Future Inventions:  Employee recognizes that Inventions relating to his/her activities while working for Company and conceived or made by Employee, whether alone or with others, within one year after termination of Employee's employment may have been conceived in significant part while employed by Company.  Accordingly, Employee agrees that such Inventions shall be presumed to have been conceived during Employee's employment with Company and are to be, and hereby are, assigned to Company unless and until Employee has established the contrary.

5.
Cooperation:  Employee shall assist Company in every way deemed necessary or desirable by the Company (but at the Company's expense) to obtain and enforce patents, copyrights, trademarks and other rights and protections relating to any Confidential Information and Inventions in any and all countries, and to that end Employee will execute all documents for use in obtaining and enforcing such patents, copyrights, trademarks and other rights and protections as Company may desire, together with any assign-ments thereof to  Company or persons designated by it.  If Company is unable for any reason to secure Employee's signature to any document required to apply for or execute any patent, copyright, mask work or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably designates Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact for and on Employee's behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by Employee.  Employee's obligation to assist Company shall continue beyond the termination of his/her employment, but Company shall compensate him/her at a reasonable rate after his/her termination for time actually spent by Employee at Company's request on such assistance.

6.
Ethical Standards:  Employee agrees to maintain the highest ethical and legal standards in his/her conduct, to be scrupulously honest and straight-forward in all of his/her dealings and to avoid all situations which might project the appearance of being unethical or illegal.

7.
Product Resale:  As an employee of Company, Employee may receive Company products and materials either at no charge or at a discount as specified from time to time by Company in its sole discretion.  Employee agrees that the products received from Company are strictly limited to Employee's personal use and that of Employee's family and may not be resold, given or disposed of to any other person or entity, or otherwise disposed of in a manner inconsistent with the personal use herein described.

8.
Gratuities:  Employee shall neither seek nor retain gifts, gratuities, entertainment or other forms of compensation, benefit, or persuasion from suppliers, distributors, vendors or their representatives without the consent of a Company Vice President with the exception of meals provided in the ordinary course of business on an infrequent basis.

9.
Non-Solicitation:  Employee shall not in any way, directly or indirectly, at any time during employment or within two (2) years after either a voluntary or involuntary employment termination: (a) solicit, divert, or take away Company's distributors; (b) in any manner solicit, divert, or take away, or interfere unreasonably with Company's employees or vendors; or (c) assist any other person in any manner or persons in an attempt to do any of the foregoing.

10.
Non-Disparagement:  Employee shall not in any way, directly or indirectly at any time during employment or after either voluntary or involuntary employment termination, disparage Company, Company products or Company Distributors.

11.
Non-Endorsement:  Employee shall not in any way, directly or indirectly, at any time during employment or within one (1) year after either a voluntary or involuntary employment termination endorse any product that competes with products of Company, promote or speak on behalf of any company whose products compete with those of Company, allow Employee's name or likeness to be used in any way to promote any company or product that competes with Company or any products of Company.

12.
Non-Competition:  In exchange for the benefits of continued employment by Company, Employee shall not accept employment with, engage in or participate, directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, partner, joint venturer, agent, equity owner,  distributor or in any other capacity whatsoever, with any direct sales or multilevel marketing company including any direct or indirect affiliate or subsidiary of such company that competes with the business of Company whether for market share of products or for independent distributors in a territory in which Company is doing business.  The restrictions set forth in this paragraph shall remain in effect during the Employee's employment with Company and during a period of six months following the Employee's termination of employment.  Within fifteen days of termination of Employee's employment, Company shall notify Employee whether it elects to enforce the Employee's obligation set forth in this paragraph. In the event Company decides to enforce employees non-competition obligation set forth herein, Company shall pay Employee a sum equal to seventy-five percent of the Employee's base salary at termination of employment, less applicable withholding taxes and excluding all incentive compensation and other benefit payments for the period following the termination of employment during which the restrictive covenants in this paragraph remain in effect.  Unless other arrangements are made, payment shall be made in periodic installments in accordance with Company's regular payroll practices.  Such ongoing payments shall be contingent upon Employee's ongoing compliance with his/her continuing obligations under this Agreement.

13.
Acknowledgement:  Employee acknowledges that his/her position and work activities with the Company are "key" and vital to the on-going success of Company's operation in each product category and in each geographic location in which Company operates. In addition, Employee acknowledges that his/her employment or involvement with any other direct selling or multilevel marketing company in particular would create the impression that Employee has left Company for a "better opportunity," which could damage Company by this perception in the minds of Company's employees or independent distributors. Therefore, Employee acknowledges that his/her confidentiality, non-solicitation, non-disparagement, non-endorsement and non-competition covenants  are fair and reasonable and should be construed to apply to the fullest extent possible by applicable laws.  Employee has carefully read this Agreement, has consulted with independent legal counsel to the extent Employee deems appropriate, and has given careful consideration to the restraints imposed by the Agreement. Employee acknowledges that the terms of this Agreement are enforceable regardless of the manner in which Employee's employment is terminated, whether voluntary or involuntary. In the event that Employee is to be employed as an attorney for a competitive business, Company and Employee acknowledge that paragraph 12 is not intended to restrict the right of the Employee to practice law in violation of any applicable rules of professional conduct.

14.
Return of Equipment and Information upon Termination:  Upon termination of employment, Employee shall return to company all assets and equipment of Company along with any Confidential Information and Work Product including any distributor and vendor contact information and notes or summaries of all of the above.

15.
Remedies:  Employee acknowledges: (a) that compliance with the restrictive covenants contained in this Agreement are necessary to protect the business and goodwill of Company and (b) that a breach will result in irreparable and continuing damage to Company, for which money damages may not provide adequate relief. Consequently, Employee agrees that, in the event that he/she breaches or threatens to breach these restrictive covenants, Company shall be entitled to both: (1) a preliminary or permanent injunction to prevent the continuation of harm and (2) money damages insofar as they can be determined. Nothing in this Agreement shall be construed to prohibit Company from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.  It is further recognized and agreed that the covenants set forth herein are for the purpose of restricting Employee's activities to the extent necessary for the protection of the legitimate business interests of Company and that Employee agrees that said covenants do not and will not preclude him/her from engaging in activities sufficient for the purposes of earning a living.

16.
Attorney's Fees:  If any party to this Agreement breaches any of the terms of this Agreement, then that party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including reasonable attorney's fees, incurred by that party in enforcing the terms of this Agreement.

17.
Court's Right to Modify Restriction:  The parties have attempted to limit the Employee's right to compete only to the extent necessary to protect Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties agree that, if the scope or enforceability of the restrictive covenants contained in this Agreement is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenants to the extent that it believes to be reasonable under the circumstances existing at that time.

18.
Severability:  If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court or administrative agency to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is severable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

19.
Governing Law and Forum:  This Agreement shall be governed and enforced in accordance with the laws of the State of Utah, and any litigation between the parties relating to this Agreement shall be conducted in the courts of Utah County or Salt Lake City where necessary for federal court matters.

20.
Employment At Will:  Employee understands that employment with Company is at-will, meaning that employment with Company is completely voluntary and for an indefinite term and that either Employee or Company is free to terminate the employment relationship at any time, with or without cause or advance notice, provided that termination is not done for an unlawful or discriminatory purpose.

21.
Employment Subject to Company's Policies and Procedures:  The Parties acknowledge and agree that Company has established, and may establish, various workplace policies and procedures, which the Company may modify in its sole discretion from time to time.  Employee acknowledges such policies and procedures, and agrees to abide by such policies and procedures as they may be implemented or modified from time to time.

22.
Entire Agreement:  Company and Employee understand and agree that this Agreement shall constitute the entire agreement between them regarding the subject matter contained herein, and that all  prior understandings or agreements regarding these matters are hereby superseded and replaced, including, without limitation, the Key-Employee Covenants Agreement previously signed by the parties.  Any amendment to or modification of this Agreement must be in writing signed by the parties hereto and stating the intent of the parties to amend or modify this Agreement.

23.
Survivability of Obligations:  This Agreement sets forth several obligations which continue after the termination of Employee's employment with Company, including without limitation those obligations set forth in paragraphs 1, 2, 3, 4, 5, 6, 9, 10, 11, and 12, and the Parties specifically acknowledge and agree that such obligations shall survive the termination of Employee's employment for any reason.

THIS AGREEMENT HAS BEEN READ, UNDERSTOOD AND FREELY ACCEPTED BY:

____________________________________________ Dated: __________________
Employee